Exhibit 99.1

April 30, 2020

FOR IMMEDIATE RELEASE

Media Contact:  Neil Shapiro (212) 271-3447

Investor Contact:  Joel Jeffrey  (212) 271-3610

www.stifel.com/investor-relations

STIFEL REPORTS FIRST QUARTER 2020 RESULTS

•	Net revenues of $913.0 million, increased 18.5% with the year-ago quarter.
•	Net income available to common shareholders of $81.7 million, or $1.07 per diluted common share.
•	Non-GAAP net income available to common shareholders of $91.9 million, or $1.20 per diluted common share.
•	Annualized return on average tangible common shareholders’ equity (1) was 17.4%.
•	Non-GAAP annualized return on average tangible common shareholders’ equity (1) was 19.5%.
•	The Board of Directors declared a $0.17 quarterly dividend per share, an increase of 13% from the prior quarter.
•	The Company repurchased $56.2 million of its outstanding common stock.

ST. LOUIS, MO – Stifel Financial Corp. (NYSE: SF) today reported net income available to common shareholders of $81.7 million, or $1.07 per diluted common share on net revenues of $913.0 million for the three months ended March 31, 2020, compared with net income available to common shareholders of $96.9 million, or $1.22 per diluted common share, on net revenues of $770.4 million for the first quarter of 2019.

For the three months ended March 31, 2020, the Company reported non-GAAP net income available to common shareholders of $91.9 million, or $1.20 per diluted common share. The Company’s reported GAAP net income for the three months ended March 31, 2020 was primarily impacted by merger-related expenses. Details discussed below and in the “Non-GAAP Financial Matters” section.

Chairman’s Comments

“Given the impact of the current healthcare crisis on the economy and our daily lives, I’d like to say how proud I am of my Stifel partners and associates who have shown resolve, creativity, and teamwork to achieve the dual objectives of promoting the safety of our people while delivering essential and exceptional service to our clients. Our results in the first quarter illustrate the value of our diversified business as we generated our second highest quarterly revenue despite the sudden and dramatic change in the economy following the COVID -19 outbreak. Record Global Wealth Management revenue and our second strongest quarter for our Institutional Group was driven by record brokerage revenue as well as strong investment banking, net interest income and fee-based revenue. Given the operating conditions in the quarter, I believe that our brokerage results deserve special praise. In a matter of days, and with a focus on employee safety, we rapidly deployed our business continuity plan that resulted in more than 90% of our employees working remotely and enabled our Institutional Group to go from eight primary trading desks to more than 180 separate trading locations. This underscores the value of the investments we have made over the years in both people and technology,” stated Ronald J. Kruszewski, Chairman and Chief Executive Officer of Stifel.

Mr. Kruszewski continued, “The next few months have a high level of uncertainty, which can drive a wide range of economic outcomes. Longer term, we believe the world and our economy will overcome this pandemic. Looking forward, Stifel is well positioned because of its diversified business model, solid and liquid balance sheet, and our associates’ commitment to excellence.”

Financial Highlights (Unaudited)	Three Months Ended
($ in 000s, except per share data)	GAAP 3/31/20	GAAP 3/31/19	% Change	GAAP 12/31/19	% Change	Non-GAAP (2) 3/31/20	Non-GAAP (2) 3/31/19	% Change
Net revenues	$913,034	$770,420	18.5	$944,251	(3.3)	$913,213	$770,420	18.5
Net income applicable to Stifel Financial Corp.	$86,589	$99,207	(12.7)	$130,690	(33.7)	$96,777	$106,864	(9.4)
Preferred dividends	4,844	2,344	106.7	4,843	n/m	4,844	2,344	106.7
Net income available to common shareholders	$81,745	$96,863	(15.6)	$125,847	(35.0)	$91,933	$104,520	(12.0)
Earnings per diluted common share	$1.13	$1.25	(9.6)	$1.68	(32.7)	$1.26	$1.35	(6.7)
Earnings per diluted common share available to common shareholders	$1.07	$1.22	(12.3)	$1.62	(34.0)	$1.20	$1.32	(9.1)
Compensation ratio	63.2%	59.5%		60.0%		62.5%	59.0%
Non-compensation ratio	24.2%	22.6%		22.8%		23.4%	22.0%
Pre-tax operating margin (3)	12.6%	17.9%		17.2%		14.1%	19.0%

Net Revenues

Net revenues were $913.0 million for the first quarter of 2020, an 18.5% increase from the first quarter of 2019 and a 3.3% decrease from our record fourth quarter of 2019. Net revenues, compared with the first quarter of 2019, reflected significantly higher brokerage revenues, increased capital raising revenues, and asset management and service fees, partially offset by lower advisory fee revenues and net interest income. Net revenues, compared with the fourth quarter of 2019, reflected significantly lower advisory fee revenues and a decline in capital raising revenues, partially offset by an increase in brokerage revenues, asset management and service fees, and net interest income.

The operating environment, notably in March, was impacted by the spread of the COVID-19 virus which caused a sharp contraction in global economic activity and increased market volatility. The decline of asset prices, reduction in interest rates, widening of credit spreads, lending and counterparty credit deterioration, market volatility, and reduced investment banking activity had the most immediate negative impacts on the Company’s first quarter results. At the same time, high levels of client trading activity related to market volatility significantly impacted brokerage revenues.

Brokerage Revenues

Brokerage revenues, defined as commissions and principal transactions, were $349.8 million, a 34.8% increase compared with the first quarter of 2019 and a 20.8% increase compared with the fourth quarter of 2019.

	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Global Wealth Management	$179,879	$153,194	17.4	$174,000	3.4
Institutional brokerage:
Equity capital markets	70,195	38,881	80.5	45,989	52.6
Fixed income capital markets	99,688	67,406	47.9	69,563	43.3
Total institutional brokerage	169,883	106,287	59.8	115,552	47.0
Total brokerage revenues (4)	$349,762	$259,481	34.8	$289,552	20.8
•	Global Wealth Management brokerage revenues were $179.9 million, a 17.4% increase compared with the first quarter of 2019 and a 3.4% increase compared with the fourth quarter of 2019.
•	Institutional equity brokerage revenues were $70.2 million, an 80.5% increase compared with the first quarter of 2019 and a 52.6% increase compared with the fourth quarter of 2019.
•	Institutional fixed income brokerage revenues were $99.7 million, a 47.9% increase compared with the first quarter of 2019 and a 43.3% increase compared with the fourth quarter of 2019.

Investment Banking Revenues

Investment banking revenues were $179.5 million, a 10.9% increase compared with the first quarter of 2019 and a 35.3% decrease compared with the fourth quarter of 2019.

	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Capital raising:
Global Wealth Management	$10,314	$8,223	25.4	$9,278	11.2

Equity capital markets	60,195	27,859	116.1	64,384	(6.5)
Fixed income capital markets	32,887	20,863	57.6	48,181	(31.7)
Institutional Group	93,082	48,722	91.0	112,565	(17.3)
Total capital raising (4)	103,396	56,945	81.6	121,843	(15.1)
Advisory fees (4)	76,072	104,895	(27.5)	155,331	(51.0)
Total investment banking	$179,468	$161,840	10.9	$277,174	(35.3)
•	Global Wealth Management capital raising revenues were $10.3 million, a 25.4% increase compared with the first quarter of 2019 and an 11.2% increase compared with the fourth quarter of 2019.
•	Institutional equity capital raising revenues were $60.2 million, a 116.1% increase compared with the first quarter of 2019 and a 6.5% decrease compared with the fourth quarter of 2019.
•	Institutional fixed income capital raising revenues were $32.9 million, a 57.6% increase compared with the first quarter of 2019 and a 31.7% decrease compared with the fourth quarter of 2019.
•	Advisory fee revenues were $76.1 million, a 27.5% decrease compared with the first quarter of 2019 and a 51.0% decrease compared with the fourth quarter of 2019.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $237.8 million, a 21.8% increase compared with the first quarter of 2019 and a 6.2% increase compared with the fourth quarter of 2019. The increase from the comparative period in 2019 is primarily attributable to higher asset levels at the beginning of the first quarter of 2020 and strong fee-based asset flows. See Asset Management and Service Fee Break-down table.

Net Interest Income

Net interest income of $136.8 million, a 3.4% decrease compared with the first quarter of 2019 and a 0.9% increase compared with the fourth quarter of 2019. See Net Interest Income Analysis table.

•	Interest income was $161.2 million, a 15.6% decrease compared with the first quarter of 2019 and a 3.5% decrease compared with the fourth quarter of 2019.
•	Interest expense was $24.4 million, a 50.7% decrease compared with the first quarter of 2019 and a 22.5% decrease compared with the fourth quarter of 2019.

Compensation and Benefits Expenses

For the quarter ended March 31, 2020, compensation and benefits expenses were $577.2 million, which included $6.4 million of merger-related and severance expenses (non-GAAP adjustments). This compares with $458.1 million in the first quarter of 2019 and $567.0 million in the fourth quarter of 2019. Excluding the non-GAAP adjustments, compensation and benefits as a percentage of net revenues were 62.5% in the first quarter of 2020 (non-GAAP measure).

The increase in compensation and benefits expenses, compared with the first quarter of 2019, is primarily attributable to higher volume and revenue-related expense and investments.

	Three Months Ended
($ in 000s)	3/31/20	3/31/19
GAAP compensation and benefits	$577,179	$458,114
As a percentage of net revenues	63.2%	59.5%
Non-GAAP adjustments: (5)
Merger-related and severance	(6,427)	(3,932)
Non-GAAP compensation and benefits	$570,752	$454,182
As a percentage of non-GAAP net revenues	62.5%	59.0%

Non-Compensation Operating Expenses

For the quarter ended March 31, 2020, non-compensation operating expenses were $220.7 million, which included $6.9 million of merger-related expenses (non-GAAP adjustments). This compares with $174.5 million in the first quarter of 2019 and $214.7 million in the fourth quarter of 2019. Excluding the non-GAAP adjustments, non-compensation operating expenses as a percentage of net revenues for the quarter ended March 31, 2020 were 23.4% (non-GAAP measure).

The increase in non-compensation operating expenses, compared with the first quarter of 2019, is primarily attributable to the increase in the provision for loan losses as a result of the impact of COVID-19 on the broader economic environment, volume-related expenses, net provisions for regulatory matters, and professional fees. In addition, the first quarter of 2020 included provisions related to growth in loans and the impact of accounting for credit losses under the CECL standard (6).

	Three Months Ended
($ in 000s)	3/31/20	3/31/19
GAAP non-compensation expenses	$220,749	$174,497
As a percentage of net revenues	24.2%	22.6%
Non-GAAP adjustments: (5)
Merger-related	(6,904)	(4,259)
Non-GAAP non-compensation expenses	$213,845	$170,238
As a percentage of non-GAAP net revenues	23.4%	22.0%

Provision for Income Taxes

The GAAP effective income tax rate for the quarter ended March 31, 2020 was 24.8%. This compares with an effective income tax rate of 27.9% for the first quarter of 2019 and 19.6% for the fourth quarter of 2019. The adjusted non-GAAP effective income tax rate for the quarter ended March 31, 2020 was 24.8%.

The effective income tax rate was primarily impacted by tax benefits on the settlement of employee share-based awards and the establishment of a valuation allowance on certain deferred tax assets in the first quarter of 2020.

	Three Months Ended
($ in 000s)	3/31/20	3/31/19
GAAP provision for income taxes	$28,517	$38,370
GAAP effective tax rate	24.8%	27.9%
Non-GAAP adjustments: (5)
Merger-related and severance	3,300	2,203
Other	22	(1,669)
	3,322	534
Non-GAAP provision for income taxes	$31,839	$38,904
Non-GAAP effective tax rate	24.8%	26.7%

Conference Call Information

Stifel Financial Corp. will host its first quarter 2020 financial results conference call on Thursday, April 30, 2020, at 9:30 a.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID 5496039. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated, including its Eaton Partners business division; Keefe, Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank and Stifel Bank & Trust offer a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. and Stifel Trust Company Delaware, N.A. offer trust and related services. To learn more about Stifel, please visit the Company’s website at www.stifel.com. For global disclosures, please visit www.stifel.com/investor-relations/press-releases.

Cautionary Note Regarding Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. For information about the risks and important factors that could affect the Company’s future results, financial condition and liquidity, see Item 8.01 of the Company’s Report on Form 8-K dated April 30, 2020 and “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements speak only as to the date they are made. The Company disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Statements about the effects of the COVID-19 pandemic on the Company’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected.

Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s, except per share amounts)	3/31/20	3/31/19	% Change	12/31/19	% Change
Revenues:
Commissions	$211,098	$155,449	35.8	$183,144	15.3
Principal transactions	138,666	104,032	33.3	106,408	30.3
Brokerage revenues	349,764	259,481	34.8	289,552	20.8

Advisory fees	76,072	104,890	(27.5)	155,331	(51.0)
Capital raising	103,396	56,950	81.6	121,843	(15.1)
Investment banking	179,468	161,840	10.9	277,174	(35.3)
Asset management and service fees	237,775	195,267	21.8	223,969	6.2
Other income	9,207	12,209	(24.6)	17,917	(48.6)
Operating revenues	776,214	628,797	23.4	808,612	(4.0)
Interest revenue	161,177	191,071	(15.6)	167,087	(3.5)
Total revenues	937,391	819,868	14.3	975,699	(3.9)
Interest expense	24,357	49,448	(50.7)	31,448	(22.5)
Net revenues	913,034	770,420	18.5	944,251	(3.3)

Non-interest expenses:
Compensation and benefits	577,179	458,114	26.0	566,981	1.8
Occupancy and equipment rental	66,073	58,862	12.3	64,327	2.7
Communication and office supplies	41,124	35,697	15.2	39,845	3.2
Commissions and floor brokerage	14,842	10,956	35.5	11,505	29.0
Provision for loan losses	18,978	2,283	731.3	4,412	330.1
Other operating expenses	79,732	66,699	19.5	94,588	(15.7)
Total non-interest expenses	797,928	632,611	26.1	781,658	2.1
Income before income taxes	115,106	137,809	(16.5)	162,593	(29.2)
Provision for income taxes	28,517	38,370	(25.7)	31,925	(10.7)
Net income	86,589	99,439	(12.9)	130,668	(33.7)
Net income/(loss) applicable to non-controlling interests	—	232	n/m	(22)	n/m
Net income applicable to Stifel Financial Corp.	86,589	99,207	(12.7)	130,690	(33.7)
Preferred dividends	4,844	2,344	106.7	4,843	n/m
Net income available to common shareholders	$81,745	$96,863	(15.6)	$125,847	(35.0)
Earnings per common share:
Basic	$1.15	$1.35	(14.8)	$1.79	(35.8)
Diluted	$1.07	$1.22	(12.3)	$1.62	(34.0)

Cash dividends declared per common share	$0.17	$0.15	13.3	$0.15	13.3

Weighted average number of common shares outstanding:
Basic	71,286	71,700	(0.6)	70,470	1.2
Diluted	76,619	79,210	(3.3)	77,813	(1.5)

Summary Segment Results (Unaudited)
	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Net revenues:
Global Wealth Management	$582,956	$510,610	14.2	$552,945	5.4
Institutional Group	332,238	261,286	27.2	391,907	(15.2)
Other	(2,160)	(1,476)	(46.3)	(601)	(259.4)
Total net revenues	$913,034	$770,420	18.5	$944,251	(3.3)

Operating expenses:
Global Wealth Management	$388,789	$316,120	23.0	$356,650	9.0
Institutional Group	290,498	229,082	26.8	336,366	(13.6)
Other	118,641	87,409	35.7	88,642	33.8
Total operating expenses	$797,928	$632,611	26.1	$781,658	2.1

Operating contribution:
Global Wealth Management	$194,167	$194,490	(0.2)	$196,295	(1.1)
Institutional Group	41,740	32,204	29.6	55,541	(24.8)
Other	(120,801)	(88,885)	35.9	(89,243)	35.4
Income before income taxes	$115,106	$137,809	(16.5)	$162,593	(29.2)

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	51.2	48.5		49.7
Institutional Group	62.0	61.0		63.7
Non-comp. operating expenses
Global Wealth Management	15.5	13.4		14.8
Institutional Group	25.4	26.7		22.1
Income before income taxes
Global Wealth Management	33.3	38.1		35.5
Institutional Group	12.6	12.3		14.2
Consolidated pre-tax margin	12.6	17.9		17.2

Financial metrics (unaudited):	As of and For the Three Months Ended
($ in 000s, except percentages and per share amounts)	3/31/20	3/31/19	12/31/19
Total assets	$25,896,006	$24,183,559	$24,610,225
Total Stifel Financial shareholders’ equity	3,470,326	3,376,623	3,614,791
Book value per common share (7)	$46.13	$43.18	$48.37
Return on common equity (8)	10.0%	12.7%	15.6%
Non-GAAP return on common equity (2) (8)	11.2%	13.7%	18.2%
Return on tangible common equity (1)	17.4%	21.2%	27.0%
Non-GAAP return on tangible common equity (1) (2)	19.5%	22.8%	31.4%
Tier 1 common capital ratio (9)	14.3%	15.9%	15.2%
Tier 1 risk based capital ratio (9)	16.6%	18.5%	17.6%
Tier 1 leverage capital ratio (9)	9.6%	9.8%	10.0%
Pre-tax margin on net revenues	12.6%	17.9%	17.2%
Non-GAAP pre-tax margin on net revenues (2) (3)	14.1%	19.0%	20.5%
Effective tax rate	24.8%	27.9%	19.6%
Non-GAAP effective tax rate (2)	24.8%	26.7%	22.0%

Statistical Information (unaudited):	As of and For the Three Months Ended
($ in 000s, except financial advisors and locations)	3/31/20	3/31/19	% Change	12/31/19	% Change
Financial advisors	2,130	2,061	3.3	2,127	0.1
Independent contractors	94	99	(5.1)	95	(1.1)
Total financial advisors	2,224	2,160	3.0	2,222	0.1
Locations	447	407	9.8	446	0.2
Total client assets	$276,627,000	$299,993,000	(7.8)	$329,495,000	(16.0)
Fee-based client assets	$93,633,000	$99,579,000	(6.0)	$117,189,000	(20.1)
Client money market and insured product	$17,234,000	$14,928,000	15.4	$14,841,000	16.1
Secured client lending (10)	$3,148,790	$3,175,240	(0.8)	$3,363,450	(6.4)

	Asset Management and Service Fee Break-down (unaudited)
Asset Management and Service Fee Revenues:	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Private Client Group (11)	$193,260	$148,092	30.5	$177,987	8.6
Asset Management	29,762	28,469	4.5	31,653	(6.0)
Third-party Bank Sweep Program	3,308	8,562	(61.4)	3,821	(13.4)
Other (12)	11,445	10,144	12.8	10,508	8.9
Total asset management and service fee revenues	$237,775	$195,267	21.8	$223,969	6.2

Fee-based Assets:	Three Months Ended
($ in millions)	3/31/20	3/31/19	% Change	12/31/19	% Change
Private Client Group (11)	$80,617	$73,553	9.6	$92,110	(12.5)
Asset Management	22,752	32,952	(31.0)	36,525	(37.7)
Elimination (13)	(9,736)	(6,926)	40.6	(11,446)	(14.9)
Total fee-based assets	$93,633	$99,579	(6.0)	$117,189	(20.1)

Individual Program Banks	$1,491	$1,875	(20.5)	$1,185	25.8

ROA (bps) (14)
Private Client Group (13)	83.9	89.6		83.6
Asset Management	38.0	34.6		34.7
Individual Program Banks	95.0	153.3		123.7

Consolidated Net Interest Income Analysis (Unaudited):

	Three Months Ended
	March 31, 2020			March 31, 2019			December 31, 2019
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$931.8	$3.7	1.58%	$1,124.9	$7.8	2.78%	$805.7	$3.6	1.80%
Financial instruments owned	1,076.6	4.6	1.70	1,277.4	6.3	1.98	1,074.2	5.1	1.91
Margin balances	1,231.7	10.1	3.29	1,258.5	13.4	4.27	1,291.7	11.6	3.58
Investments:
Asset-backed securities	4,538.5	37.0	3.26	4,698.9	49.0	4.17	4,511.8	38.8	3.44
Mortgage-backed securities	1,094.2	6.0	2.18	1,531.4	9.0	2.35	987.9	5.1	2.06
Corporate fixed income securities	732.8	5.0	2.76	954.5	7.2	3.01	663.7	4.8	2.89
State and municipal securities	18.4	0.1	2.13	50.1	0.3	2.38	27.7	0.2	2.22
Other	3.9	—	2.17	—	—	—	4.5	—	2.02
Total Investments	6,387.8	48.1	3.01	7,234.9	65.5	3.62	6,195.6	48.9	3.16
Loans:
Commercial and industrial	3,560.3	38.0	4.27	3,419.8	40.8	4.78	3,380.0	36.9	4.37
Residential real estate	3,416.1	25.3	2.96	2,927.9	22.5	3.07	3,144.9	24.0	3.06
Securities-based loans	2,063.8	16.5	3.19	1,799.5	19.1	4.25	2,064.7	18.5	3.59
Commercial real estate	445.0	5.8	5.22	336.5	4.7	5.60	386.2	5.8	6.03
Loans held for sale	374.5	4.0	4.26	179.0	1.8	4.09	335.3	4.0	4.80
Other	500.1	5.6	4.46	319.0	4.4	5.36	503.4	6.1	4.75
Total Loans	10,359.8	95.2	3.67	8,981.7	93.3	4.15	9,814.5	95.3	3.88
Other interest-bearing assets	607.9	(0.5)	(0.30)	736.3	4.8	2.61	642.4	2.6	1.59
Total interest-earning assets/interest income	20,595.6	161.2	3.13	20,613.7	191.1	3.71	19,824.1	167.1	3.37
Interest-bearing liabilities:
Short-term borrowings	91.3	0.2	0.87	68.2	0.5	3.10	31.5	0.1	1.66
Senior notes	1,017.1	11.2	4.40	1,016.1	11.1	4.38	1,016.8	11.1	4.38
Deposits	15,377.9	9.6	0.25	15,282.3	28.1	0.73	14,672.8	13.6	0.37
FHLB	590.5	2.4	1.59	461.4	1.7	1.45	513.0	2.1	1.67
Other interest-bearing liabilities	1,628.1	1.0	0.26	1,588.3	8.0	2.03	1,595.6	4.5	1.12
Total interest-bearing liabilities/interest expense	$18,704.9	$24.4	0.52%	$18,416.3	$49.4	1.07%	$17,829.7	$31.4	0.71%
Net interest income/margin		$136.8	2.66%		$141.7	2.75%		$135.7	2.74%

Stifel Bancorp, Inc. (15) Net Interest Income Analysis (Unaudited):

	Three Months Ended
	March 31, 2020			March 31, 2019			December 31, 2019
($ in millions, except percentages)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
Interest-earning assets:
Cash and federal funds sold	$446.0	$1.2	1.10%	$732.6	$4.6	2.49%	$255.7	$1.2	1.83%
Investments	6,387.8	48.1	3.01	7,234.9	65.5	3.62	6,195.6	48.9	3.16
Loans	10,359.8	95.2	3.67	8,981.7	93.3	4.15	9,814.5	95.3	3.88
Other interest-bearing assets	59.6	0.6	4.02	52.3	1.0	8.45	57.4	0.5	3.77
Total interest-earning assets/interest income	17,253.2	145.1	3.36	17,001.5	164.4	3.87	16,323.2	145.9	3.58
Interest-bearing liabilities:
Deposits	15,377.9	9.6	0.25	15,282.3	28.1	0.73	14,672.8	13.6	0.37
FHLB	590.5	2.4	1.59	461.4	1.7	1.45	513.0	2.1	1.67
Other interest-bearing liabilities	1.6	—	7.09	1.7	—	9.16	1.6	—	7.85
Total interest-bearing liabilities/interest expense	$15,970.0	12.0	0.30%	$15,745.4	29.8	0.76%	$15,187.4	15.7	0.41%
Net interest income/margin		$133.1	3.09%		$134.6	3.17%		$130.2	3.19%

Stifel Bancorp, Inc. (15) – a component of Global Wealth Management

Selected operating data (unaudited):	Three Months Ended
($ in 000s, except percentages)	3/31/20	3/31/19	% Change	12/31/19	% Change
Net interest income	$133,131	$134,564	(1.1)	$130,157	2.3
Bank loan loss provision	18,978	2,283	731.3	4,412	330.1
Charge-offs	20	56	(64.3)	220	(90.9)
Net interest margin	3.09%	3.17%	(8) bps	3.19%	(10) bps

Financial Metrics (unaudited):	As of
($ in 000s, except percentages)	3/31/20	3/31/19	12/31/19
Total assets	$18,442,914	$16,822,599	$16,941,877
Total shareholders’ equity	1,224,307	1,242,760	1,207,469
Total loans, net (includes loans held for sale)	10,565,287	8,850,905	10,013,735
Total deposits	16,880,933	15,049,877	15,332,581
Available-for-sale securities, at fair value	3,363,961	3,002,751	3,253,588
Held-to-maturity securities, at amortized cost	3,083,065	4,100,357	2,853,360
Commercial and industrial	3,813,862	3,314,564	3,438,953
Residential real estate	3,495,136	2,928,228	3,309,548
Securities-based loans	1,945,371	1,860,989	2,098,211
Commercial real estate	399,732	361,950	428,549
Loans held for sale	570,787	144,216	389,693
Stifel Bank & Trust:
Common equity tier 1 capital ratio (9)	11.7%	13.7%	12.1%
Tier 1 capital ratio (9)	11.7%	13.8%	12.1%
Total capital ratio (9)	13.0%	14.9%	13.3%
Tier 1 leverage ratio (9)	7.1%	7.1%	7.1%
Stifel Bank:
Common equity tier 1 capital ratio (9)	15.6%	17.5%	16.9%
Tier 1 capital ratio (9)	15.6%	17.5%	16.9%
Total capital ratio (9)	16.5%	18.6%	18.0%
Tier 1 leverage ratio (9)	7.3%	7.5%	7.1%

Credit Metrics:
Allowance for loan losses	$102,802	$88,172	$95,579
Allowance as a percentage of retained loans	1.02%	1.00%	0.98%
Net charge-offs as a percentage of average loans	0.00%	0.00%	0.00%
Total nonperforming assets	$14,616	$21,276	$14,748
Nonperforming assets as % of total assets	0.08%	0.13%	0.09%

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Revenues:
Commissions	$136,897	$109,927	24.5	$129,129	6.0
Principal transactions	42,982	43,267	(0.7)	44,871	(4.2)
Brokerage revenues	179,879	153,194	17.4	174,000	3.4

Asset management and service fees	237,760	195,253	21.8	223,952	6.2
Net interest	138,682	145,295	(4.6)	138,060	0.5
Investment banking (16)	10,333	8,223	25.7	9,278	11.4
Other income	16,302	8,645	88.6	7,655	113.0
Net revenues	582,956	510,610	14.2	552,945	5.4
Non-interest expenses:
Compensation and benefits	298,370	247,473	20.6	274,954	8.5
Non-compensation operating expenses	90,419	68,647	31.7	81,696	10.7
Total non-interest expenses	388,789	316,120	23.0	356,650	9.0
Income before income taxes	$194,167	$194,490	(0.2)	$196,295	(1.1)

As a percentage of net revenues:
Compensation and benefits	51.2	48.5		49.7
Non-compensation operating expenses	15.5	13.4		14.8
Income before income taxes	33.3	38.1		35.5

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended
($ in 000s)	3/31/20	3/31/19	% Change	12/31/19	% Change
Revenues:
Commissions	$74,198	$45,522	63.0	$54,015	37.4
Principal transactions	95,685	60,765	57.5	61,537	55.5
Brokerage revenues	169,883	106,287	59.8	115,552	47.0
Advisory fees	76,053	104,895	(27.5)	155,331	(51.0)
Capital raising	93,082	48,722	91.0	112,565	(17.3)
Investment banking	169,135	153,617	10.1	267,896	(36.9)
Other (17)	(6,780)	1,382	(590.6)	8,459	(180.2)
Net revenues	332,238	261,286	27.2	391,907	(15.2)
Non-interest expenses:
Compensation and benefits	205,988	159,411	29.2	249,574	(17.5)
Non-compensation operating expenses	84,510	69,671	21.3	86,792	(2.6)
Total non-interest expenses	290,498	229,082	26.8	336,366	(13.6)
Income before income taxes	$41,740	$32,204	29.6	$55,541	(24.8)

As a percentage of net revenues:
Compensation and benefits	62.0	61.0		63.7
Non-compensation operating expenses	25.4	26.7		22.1
Income before income taxes	12.6	12.3		14.2

Non-GAAP Financial Measures

The Company utilized certain non-GAAP calculations as additional measures to aid in understanding and analyzing the Company’s financial results for the three months ended March 31, 2020, March 31, 2019, and December 31, 2019. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. These non-GAAP measures primarily exclude expenses which management believes are, in some instances, non-recurring and not representative of on-going business.

A limitation of utilizing these non-GAAP measures is that the GAAP accounting effects of these charges do, in fact, reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net income and earnings per diluted common share on a GAAP basis for the three months ended March 31, 2020, March 31, 2019, and December 31, 2019 to net income and earnings per diluted common share on a non-GAAP basis for the same period.

	Three Months Ended
($ in 000s)	3/31/20	3/31/19	12/31/19
GAAP net income applicable to Stifel Financial Corp.	$86,589	$99,207	$130,690
Preferred dividend	4,844	2,344	4,843
Net income available to common shareholders	81,745	96,863	125,847

Non-GAAP adjustments:
Merger-related and severance (18)	13,510	8,191	31,442
Provision for income taxes (19)	(3,322)	(534)	(10,690)
Total non-GAAP adjustments	10,188	7,657	20,752
Non-GAAP net income available to common shareholders	$91,933	$104,520	$146,599

Weighted average diluted shares outstanding	76,619	79,210	77,813

GAAP earnings per diluted common share	$1.13	$1.25	$1.68
Non-GAAP adjustments	0.13	0.10	0.27
Non-GAAP earnings per diluted common share	$1.26	$1.35	$1.95

GAAP earnings per diluted common share available to common shareholders	$1.07	$1.22	$1.62
Non-GAAP adjustments	0.13	0.10	0.26
Non-GAAP earnings per diluted common share available to common shareholders	$1.20	$1.32	$1.88

Footnotes

(1)

Annualized return on average tangible common shareholders’ equity (“ROTE”) is calculated by dividing annualized net income applicable to common shareholders by average tangible shareholders’ equity or, in the case of non-GAAP ROTE, calculated by dividing non-GAAP net income applicable to common shareholders by average tangible shareholders’ equity. Tangible common shareholders’ equity equals total Stifel Financial common shareholders’ equity less goodwill and identifiable intangible assets and the deferred taxes on goodwill and intangible assets. Deferred taxes on goodwill and tangible assets was $41.4 million, $47.2 million, and $46.5 million, as of March 31, 2020 and 2019, and December 31, 2019, respectively. Historical periods have been restated to conform with the current period presentation.

(2)	Reconciliations of the Company’s GAAP results to these non-GAAP measures are discussed within and under “Non-GAAP Financial Measures.”
(3)

Non-GAAP pre-tax margin for the three months ended March 31, 2020 of 14.1% is calculated by adding non-GAAP adjustments of $13.5 million to our GAAP income before income taxes of $115.1 million and dividing it by non-GAAP net revenues for the quarter of $913.2 million. Reconciliations of the Company’s GAAP results to certain non-GAAP measures is discussed within and under “Non-GAAP Financial Measures.”

(4)	Excludes revenue included in the Other segment.
(5)	See further discussion of non-GAAP adjustments under “Non-GAAP Financial Measures.”
(6)

In the first quarter of 2020, the Company adopted ASU No. 2016-13, “Financial Instruments - Credit Losses (Topic 326) – Measurement of Credit Losses on Financial Instruments,” which amends several aspects of the measurement of credit losses on certain financial instruments, including replacing the existing incurred credit loss model and other models with the Current Expected Credit Losses (CECL) model. For further information about ASU No. 2016-13, see Note 2 “Summary of Significant Accounting Policies” in Part II, Item 8 “Financial Statements and Supplementary Data” in the Company's Annual Report on Form 10-K for the year ended December 31, 2019.

(7)	Book value per common share represents shareholders’ equity (excluding preferred stock and non-controlling interests) divided by period end common shares outstanding.
(8)

Annualized return on average common shareholders’ equity (“ROE”) is calculated by dividing annualized net income applicable to common shareholders by average Stifel Financial common shareholders’ equity or, in the case of non-GAAP ROE, calculated by dividing non-GAAP net income applicable to commons shareholders by average Stifel Financial common shareholders’ equity.

(9)	Capital ratios are estimates at time of the Company’s earnings release.
(10)	Includes client margin balances held by our broker-dealer subsidiaries and securities-based loans held at our bank subsidiaries.
(11)	Includes Private Client Group and Trust Business.
(12)	Includes fund networking fees, retirement fees, transaction/handling fees, and ACAT fees.
(13)	Asset management assets managed in Private Client Group or Trust accounts.
(14)	Return on assets (ROA) is calculated based on prior period-end balances for Private Client Group, period-end balances for Asset Management, and average quarterly balances for Individual Program Banks.
(15)	Includes Stifel Bank & Trust, Stifel Bank, and Stifel Trust Company, N.A.
(16)	Includes capital raising and advisory fees.
(17)	Includes net interest, asset management and service fees, and other income.
(18)

Primarily related to charges attributable to integration-related activities, signing bonuses, amortization of restricted stock awards and promissory notes issued as retention, professional fees, and amortization of intangible assets acquired. These costs were directly related to acquisitions of certain businesses and are not representative of the costs of running the Company’s on-going business.

(19)	See details of non-GAAP adjustments under “Provision for Income Taxes.”